EXHIBIT 99
                    Joint Filer Information (cont.)


Designated Filer:              BLUM CAPITAL PARTNERS, L.P.
Statement for Month/Day/Year:  May 2 and 3, 2006
Issuer & Symbol:               Pegasus Solutions, Inc. (PEGS)
Address of each Reporting Person for this Form 4:
    909 Montgomery Street, Suite 400, San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  Former 10% Owner


BLUM STRATEGIC GP II, L.L.C.     BLUM STRATEGIC PARTNERS II, L.P.
                                 By:  BLUM STRATEGIC GP II, L.L.C.,
                                       its general partner


By:  /s/ Gregory D. Hitchan      By:  /s/ Gregory D. Hitchan
     ----------------------          --------------------------------
     Gregory D. Hitchan,              Gregory D. Hitchan,
     Member anad General Counsel      Member and General Counsel



BLUM STRATEGIC PARTNERS II GMBH & CO. KG
By:  BLUM STRATEGIC GP II, L.L.C.,
      its managing limited partner


By:  /s/ Gregory D. Hitchan
     ----------------------------
     Gregory D. Hitchan, Member and General Counsel